UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-167040	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 1, 2014, Sabra Health Care REIT, Inc. (the “Company”), Sabra Health Care Limited Partnership, Sabra Capital Corporation (together with Sabra Health Care Limited Partnership, the “Issuers”) and certain of the Company’s other subsidiaries entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein, pursuant to which the Issuers agreed to issue and sell $150.0 million aggregate principal amount of additional 5.5% Senior Notes due 2021 (such additional notes, the “Notes”) pursuant to an effective registration statement filed on May 20, 2013 (File No. 333-188696) with the Securities and Exchange Commission. The Notes will be issued as additional notes under the indenture pursuant to which, on January 23, 2014, the Issuers issued $350.0 million aggregate principal amount of 5.5% Senior Notes due 2021 (the “Existing 2021 Notes”). The Notes will be treated as a single class with, and have the same terms as, the Existing 2021 Notes.

The Notes will be issued and sold at a price of 99.5% (plus accrued interest from August 1, 2014 to but excluding the date of delivery), resulting in gross proceeds of $149.3 million and net proceeds of approximately $145.8 million (not including pre-issuance accrued interest) after deducting underwriters’ discounts and commissions and estimated offering expenses payable by the Issuers. The Company intends to use the net proceeds from the offering to repay borrowings outstanding under its revolving credit facility.

The offering is expected to close on October 10, 2014, subject to the satisfaction of customary market and other closing conditions.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Company and certain of the Company’s other existing and, subject to certain exceptions, future subsidiaries.

The foregoing description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated October 1, 2014, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, Sabra Capital Corporation, certain subsidiaries identified therein, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.
/s/ Richard K. Matros
Name: Richard K. Matros
Title: Chief Executive Officer & President

Dated: October 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 1, 2014, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, Sabra Capital Corporation, certain subsidiaries identified therein, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc., as representatives of the several underwriters named therein